                                                                      Exibit 4.5

                              ROSS TECHNOLOGY, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT



         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into as of _____________, 199_, by and between ROSS TECHNOLOGY,
INC.,      a      Delaware      corporation      (the      "Company"),       and
________________________________  ("Optionee"). The Company has granted Optionee this option (the "Option") to purchase a total of __________ shares of Common Stock of the Company (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's Stock Option and Restricted Stock Purchase Plan 3.0 (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

     Pursuant to the Plan, the Board or the Committee has determined that it is to the advantage and best interest of the Company to grant this Option to Optionee.

1.       Nature of the Option.

         This  Option  is  intended  by  the  Company  and   Optionee  to  be  a
non-qualified option and not an incentive stock option as defined in Section 422 of the Code.

2.       Exercise Price.

         The exercise price is $_______ for each Share.

3.       Vesting and Exercisability.

         This Option shall vest and become exercisable during its term in accordance with the provisions of Section 8 of the Plan and as follows:

         3.1      Vesting.

                  3.1.1 This Option shall vest cumulatively, during Optionee's "Continuous Status" (as defined below) as follows:

                              3.1.1.1         ___% on _____________.

                              3.1.1.2         ___% on _____________.

                              3.1.1.3         ___% on _____________.

                              3.1.1.4         ___% on _____________.

For purposes of this Option, "Continuous Status" shall mean the continuous status, without any interruption or termination of service, as at least one of
(a) an employee of the Company or any of its subsidiaries, (b) a director of the Company or any of its subsidiaries, or (c) a consultant or provider of services to the Company or any of its subsidiaries. Continuous Status shall not be considered to be interrupted in the case of a leave of absence approved in writing by the Committee; provided, however, that this Option shall not be exercisable during any such leave of absence, except during the first three (3) months thereof.

                  3.1.2 In the event of optionee's termination of Continuous Status for any reason, with or without cause, including as a result of death or Permanent Disability (as defined below), this Option shall cease vesting and shall be cancelled to the extent of the number of Shares as to which this Option has not vested as of the date of termination.

                  3.1.3 In connection with the occurrence of a Major Event, the Committee may determine, in its discretion, that this Option shall become immediately vested and exercisable in full.

         3.2      Right to Exercise.

                  3.2.1 Subject to Sections 3.2.2, 3.2.3 and 3.2.4 below, this Option shall be exercisable immediately, in whole or in part, to the extent this Option has vested prior to exercise as provided in Section
         3.1. If exercised in part, the balance of this Option shall be exercisable at any time thereafter, subject to the vesting requirements of Section 3.1.

                  3.2.2 This Option may not be  exercised  for a fraction of a
               Share.

                  3.2.3 In the event of the termination of Optionee's Continuous Status, the exercisability of this Option is governed by this Section
         3.2 and Section 7 below.

                  3.2.4 In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

     3.3 Method of Exercise. This Option shall be exercisable by written notice in the form attached hereto as Exhibit A which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to Optionee's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee (or by an assignee,transferee or successor permitted under Section 8 of this Agreement) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the exercise price.

         No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange or other market system on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company agrees to take such reasonable actions as may be necessary to cause the issuance of the Shares to be in compliance with the aforementioned laws and requirements.

4.       Optionee's Representations and Securities Law Compliance.

     In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act at the time this Option is exercised, (a) the Company may require the Optionee (or an assignee, transferree or successor permitted under Section 8 of this Agreement), concurrently with the exercise of all or any portion of this Option, to deliver to the Company an Investment Representation Statement containing the statements (to the extent required under applicable law) set forth in Exhibit B, and (b) the certificate for the Shares shall bear appropriate legends.

5.       Method of Payment.

         Payment of the exercise price shall be in full at the time of exercise in cash or by check payable to the order of the Company, or, subject in each case to the approval of the Committee in its sole discretion, (i) by delivery of shares of Common Stock already owned by, and in the possession of, Optionee,
(ii) by a promissory note made by Optionee in favor of the Company, in accordance with Section 9 hereof, or (iii) through a "cashless exercise," in any case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 9 of the Plan) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

6.       Restrictions on Exercise.

         This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Committee, to comply with any applicable law or regulation.

7.       Termination of Continuous Status.

         In the event of termination of Optionee's Continuous Status, this Option shall continue to remain outstanding as to vested Shares and shall be cancelled as to unvested Shares as provided in Sections 3.1 and 3.2. In the event this Option is partially or wholly vested on the date of termination of Optionee's Continuous Status and is not exercised within the earlier of (a) the period set forth in Section , or (b) three (3) months after termination of Optionee's Continuous Status (or within twelve (12) months in the case of termination as a result of Optionee's death or Permanent Disability), this Option shall terminate. For purposes of this Agreement, the "Permanent Disability" of Optionee shall have the meaning set forth in Section 22(e)(3) of the Code. During the twelve (12) month period after the death of Optionee, this Option may, to the extent it remained unexercised (but exercisable by Optionee in accordance with its terms) on the date of death, be exercised by the person or persons to whom Optionee's rights under this Option pass by Optionee's will or by the laws of descent and distribution. Notwithstanding the foregoing, nothing herein shall prevent the Company from entering into an agreement with Optionee upon the termination of Optionee's Continuous Status to repurchase any Shares issued prior to such date upon the exercise of options granted under the Plan.

8.       Non-Transferability of Option.

         This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee, except that (a) this option may be transferred to, and exercised by, the spouse of the Optionee pursuant to a "Qualified Domestic Relations Order," as defined in Section 414(p) of the Code, and (b) with the prior written consent of the Committee, Optionee may assign this Option in connection with Optionee's estate plan, in whole or in part, during Optionee's lifetime to one or more members of Optionee's "Immediate Family" (as defined below) or to a trust established exclusively for one or more of such Immediate Family members, and this Option may be exercised by such


Immediate Family member or trust. If this Option is transferred or assigned pursuant to the preceding sentence, it shall continue to be governed by the terms and provisions of this Agreement, including, but not limited to, the provisions hereof governing exercisability, vesting, and termination, all of which shall be determined by reference to the Continuous Status of Optionee. For purposes of this Agreement, the "Immediate Family" of Optionee means Optionee's spouse, children, stepchildren, grandchildren, and parents. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

9.       Optionee Loans.

         In accordance with the provisions of Section above, the Company may (but shall not be obligated to) lend Optionee up to the full amount of the exercise price of this Option to enable Optionee to exercise this Option so long as Optionee is in Continuous Status. The loan shall be represented by a full recourse promissory note (the "Note") delivered by Optionee to the Company at the time of exercise of this Option. The Note shall have a five-year maximum term, bear interest at a rate determined by the Committee in its discretion, but which shall be equal to or greater than the Applicable Federal Rate under the Code, be secured by all the Shares acquired with the proceeds of the Note, and contain such other terms and conditions as the Committee may determine in its discretion. All of the proceeds from sales of Shares securing the Note shall be applied to pay interest and principal on the Note until it is repaid in full. The Note may be prepaid in full at any time. Optionee may have a separate loan for each partial exercise of this Option (up to the amount of the exercise price for the partial exercise). The foregoing provisions of this Section shall be subject to compliance with any margin requirements imposed by applicable law or regulations as specified in Section 6 above.

10.      Adjustment for Reorganizations, Stock Splits, etc.

         If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the total price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option. Adjustments under this Section shall be made by the Committee in good faith. No fractional shares of stock shall be issued under the Plan on any such adjustment.


11.      Term of Option.

         This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

12.      Withholding of Taxes.

         The Company shall have the right to take whatever steps the Committee deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver Shares upon the exercise of this Option shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of this Option, the Company shall have the right to withhold taxes from any other compensation or other amounts which it may owe to Optionee, or to require Optionee or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such Shares. Without limiting the generality of the foregoing, the Committee in its discretion may authorize Optionee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued on the exercise of this Option that number of Shares having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered shares of the Common Stock of the Company having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability.

13.      Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF DELAWARE OR ANY OTHER JURISDICTION.

14.      Notices.

     Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by ten (10) days advance written notice to the otherparties. Notice shall be effective upon the earlier of receipt or three (3) days after the mailing of such notice.


           If to the Company:                 ROSS Technology, Inc.
                                              Suite 500
                                              5316 Highway 290 West
                                              Austin, Texas 78735
                                              Attn: Secretary

           If to Optionee:                    _____________________
                                              _____________________
                                              _____________________
                                              _____________________

DATE OF GRANT: ______________, 199_


                                              ROSS  TECHNOLOGY,  INC.,
                                              a Delaware corporation


                                              By:__________________________

                                             Title:________________________


           OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUOUS STATUS AS DEFINED IN SECTION
3.1 ABOVE AT THE WILL OF THE COMPANY AND ITS SHAREHOLDERS (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS CONSULTANT TO OR DIRECTOR OR EMPLOYEE OF THE COMPANY FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL. NOTHING IN THIS AGREEMENT OR THE PLAN SHALL LIMIT IN ANY MANNER WHATSOEVER THE RIGHT OR POWER OF THE COMPANY OR ITS SHAREHOLDERS TO TERMINATE OPTIONEE'S RELATIONSHIP WITH THE COMPANY WITH OR WITHOUT CAUSE.


           Optionee acknowledges receipt of copies of (i) the Plan and (ii) the Prospectus dated January 25, 1996, as amended on ______________, 1998, relating to the options and shares of Common Stock issuable under the Plan. Optionee represents that he is familiar with the terms and provisions of the Plan, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee also acknowledges that the grant of this Option, the purchase of Shares upon exercise of this Option, and the sale of such Shares has important tax implications. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity and has been encouraged to obtain the advice of his or her independent legal counsel and tax advisor prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.



                                                     ---------------------------
                                                     Optionee

           By his or her signature below, the spouse of Optionee affirms that he/she has read in its entirety and agrees to be bound by all of the terms and conditions of the foregoing Option Agreement.

                                                     ---------------------------
                                                     Spouse

                                    EXHIBIT A

                       NOTICE OF EXERCISE OF STOCK OPTION


ROSS Technology, Inc.
5316 Highway 290 West, Suite 500
Austin, Texas 78735

Attn: Secretary

Ladies and Gentlemen:

     The undersigned hereby elects to exercise the option indicated below with respect to the number of shares of Common Stock of Ross Technology, Inc. (the "Company") set forth:

           Option Grant Date:  ____________________

           Type of Option:


                                     _______       Incentive Stock Option




                                     _______       Nonstatutory Option



           Number of Shares Being Exercised:  ____________ shares

           Exercise Price Per Share: $___________

           Total Exercise Price: $_____________

           Method of Payment:


                            _______     Cash or Check



                            _______ Other Method Permitted Under Section of Option Agreement:___________________
                                                           (Description)

     Enclosed herewith is payment in full of the total exercise price, a copy of the Option Agreement and, if required by the Company, an executed copy of an Investment Representation Statement (Exhibit B to the Option Agreement).

           My exact name, current address and social security number for purposes of the stock certificates to be issued and the shareholder list of the Company are:

                      Name:_______________________________

                      Address:_____________________________
                              _____________________________
                              _____________________________


                      Social Security Number:________________


                                                Sincerely,



Dated:_________________                         ______________________________
                                                    (Optionee's Signature)

                                    EXHIBIT B


                       INVESTMENT REPRESENTATION STATEMENT



PURCHASER:

COMPANY:              ROSS TECHNOLOGY, INC.

SECURITY:             COMMON STOCK

AMOUNT:


In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

         (a) I am sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. In addition, I understand the Securities have not been registered under the Delaware Securities Act.

     (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities
Act). Moreover, I understand that the Company is under no obligation to register the securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they areregistered or such registration is not required in the opinion of counsel for the Company.

         (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than one (1) year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two (2) years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as such term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

         (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by me and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) an opinion of my counsel to the effect that such disposition will not require registration (I understand such counsel's opinion shall concur with the opinion by counsel for the Company and I shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has offered its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

         (g) I understand that this Investment Representation Statement is intended to restrict the above-listed Securities only to the extent required by applicable law, and that it shall not be construed to increase the limitations on transfer of the above-listed Securities beyond the requirements of applicable law.


                                                 Signature of Purchaser:



                                                 -----------------------------

                                                 Date:__________________, 199_